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                                                                    EXHIBIT 99.N

                        CONSENT OF INDEPENDENT AUDITORS


The Shareholder and Board of Directors of
Travelers Corporate Loan Fund Inc.

We consent to the use of our report dated October 19, 1998 included herein and to the reference to our firm under the heading "Independent Auditors" in the Prospectus.


                                                     /s/ KPMG Peat Marwick LLP



New York, New York
November 18, 1998